Exhibit 10.3

ENVIRONMENTAL INDEMNIFICATION AGREEMENT
THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT ("Agreement") is made and executed as of June 11, 2019, by RPT ELSTON PLAZA, LLC, a Delaware limited liability company ("Indemnitor"), to, in favor of and for the benefit of STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation ("State Farm").
RECITALS
A.State Farm has made a loan to Indemnitor in the principal amount of Seventeen Million Six Hundred Thousand Dollars ($17,600,000.00) (the "Loan").
B.    The Loan is evidenced by Indemnitor’s Promissory Note in that amount payable to the order of State Farm of even date herewith (the "Note").
C.    The Loan is secured by that certain Mortgage and Security Agreement executed by Indemnitor to and in favor of State Farm of even date herewith (the "Mortgage") encumbering the real estate described in the Mortgage and by reference made a part hereof, the improvements located thereon and certain other property, rights and interests more particularly described in the Mortgage (collectively, the "Secured Property").
D.    The Loan is also secured or supported by certain other documents and instruments, which are defined in the Mortgage as the "Loan Documents".
E.    As a condition to its making and funding of the Loan, State Farm has required that Indemnitor indemnify and save and hold State Farm harmless from and against certain obligations and liabilities which may be incurred by State Farm (whether as beneficiary, mortgagee, mortgagee in possession or successor-in-interest to Indemnitor by foreclosure or deed in lieu of foreclosure) by reason of the threat or presence of Hazardous Materials (hereinafter defined) at, on, under, over, about, or within the Secured Property.
AGREEMENTS
NOW THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby agrees as follows:
1.    Recitals. The recitals set forth above are true and correct and are by this reference incorporated herein.
2.    Hazardous Materials. As used in this Agreement, the term "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. § 172.101) and amendments thereto or designated by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302) and such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is petroleum, asbestos, polychlorinated biphenyls, mold, or (a) defined as a "hazardous waste," "extremely hazardous

Loan No. 14707

waste," or "restricted hazardous waste" under any applicable federal, state or local law or regulation; (b) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317); (c) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903); or (d) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).
3.    Covenant. Indemnitor covenants and agrees, so long as this Agreement shall remain in effect not to cause or permit the presence, use, storage, sale, transportation, generation, manufacture, refining, treatment, release, discharge, or disposal of any Hazardous Materials at, on, over, under, about, within or to or from the Secured Property either by itself or by its employees, agents, assigns, tenants, or any other party or parties, except in de minimis quantities and in all respects, in full compliance with all federal, state and local laws and regulations, and agreements affecting the Secured Property, all as applicable to such activities. Indemnitor covenants and agrees to promptly remove from the Secured Property, if and as required by law and/or by State Farm, any Hazardous Materials discovered at, about, within or on the Secured Property which is not at any time or in any respect in full compliance with such laws and regulations and to promptly comply in all respects with all federal, state and local laws and regulations governing such removal.
4.    Indemnification. Indemnitor agrees to exonerate, indemnify, pay and protect, defend (with counsel reasonably approved by State Farm) and save and hold State Farm and the directors, officers, shareholders, employees, and agents of State Farm harmless from and against any claims (including, without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims), interest, or losses, including reasonable attorneys’ and paralegals’ fees and expenses (including, without limitation, any such fees and expenses incurred in enforcing this Agreement or collecting any sums due hereunder), investigation and remediation costs, consultants’ fees and experts’ fees, together with all other costs and expenses of any kind or nature (collectively, the "Costs") that arise directly or indirectly from or in connection with the presence, suspected presence, release, or suspected release of any Hazardous Material on, in or into the air, soil, groundwater or surface water at, on, under, over, about or within the Secured Property, or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials to or from the Secured Property. The indemnification provided in this Paragraph 4 shall specifically apply to and include claims or actions brought by or on behalf of employees of Indemnitor. In the event State Farm shall suffer or incur any such Costs, Indemnitor shall pay to State Farm the total of all such Costs suffered or incurred by State Farm upon demand by State Farm. Without limiting the generality of the foregoing, the indemnification provided in this Paragraph 4 shall specifically cover Costs, including capital, operating, supervision and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remediation, removal, or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release or suspected release of any Hazardous Material on, in or into the air, soil, groundwater or surface water at, on, about, under, or within the Secured Property (or any portion thereof), or elsewhere in connection with the transportation of Hazardous Materials to or from the Secured Property and any claims of third parties for loss or damage due to such Hazardous Material.

Notwithstanding anything contained herein to the contrary, the indemnification obligations contained in this Paragraph 4 shall not apply to any costs incurred by or imposed upon State Farm which arise solely as a consequence of a condition coming into existence on the Secured Property subsequent to the time of both State Farm taking title to the Secured Property by foreclosure or deed in lieu of foreclosure and State Farm taking physical possession of the Secured Property unless such costs are incurred in connection with an event or events related to a condition existing at the Secured Property prior to or at the time of transfer of title and physical possession of the Secured Property to State Farm; provided, however, Indemnitor shall bear the burden of proof that such event or events: (a) occurred subsequent to the transfer of title and physical possession to State Farm; and (b) did not occur as a result of any action of Indemnitor or any of the Exculpated Parties (as defined in the Mortgage).
5.    Remedial Work. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively the "Remedial Work") is required at the Secured Property under any applicable federal, state, or local law or regulation, by any judicial order, or by any governmental entity, or in order to comply with any agreements affecting the Secured Property because of, or in connection with, any occurrence or event described in Paragraph 4 above, Indemnitor shall perform or cause to be performed the required Remedial Work in compliance with such law, regulation, order, or agreement; provided, that Indemnitor may withhold such compliance pursuant to a good faith dispute regarding the application, interpretation or validity of the law, regulation, order, or agreement, subject to the requirements of Paragraph 6 below. All required Remedial Work shall be performed by one or more contractors, selected by Indemnitor and approved (such approval not to be unreasonably withheld or delayed) in advance in writing by State Farm, and under the supervision of a consulting engineer, selected by Indemnitor and approved (such approval not to be unreasonably withheld or delayed) in advance in writing by State Farm. All costs and expenses of such required Remedial Work shall be paid by Indemnitor including, without limitation, the charges of such contractor(s) and/or the consulting engineer and State Farm’s reasonable attorneys’ and paralegals’ fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Indemnitor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, State Farm may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof or incurred in connection therewith shall be Costs within the meaning of Paragraph 4 above. All such Costs shall be due and payable upon demand by State Farm.
6.    Permitted Contests. Notwithstanding any provision of this Agreement to the contrary, Indemnitor will be permitted to contest or cause to be contested, subject to compliance with the requirements of this Paragraph 6, by appropriate action any requirement for Remedial Work and State Farm shall not perform such Remedial Work on its behalf so long as no Event of Default has occurred and is continuing under the Mortgage or other Loan Documents and Indemnitor has given State Farm written notice that Indemnitor is contesting or shall contest or cause to be contested the application, interpretation, or validity of the governmental law, regulation, order or agreement requiring or pertaining to such Remedial Work by appropriate proceedings conducted in good faith with due diligence; provided, such contest shall not subject State Farm or any assignee of its interest (including any person having a beneficial interest) in the Loan or the Loan Documents to civil or criminal liability and does not jeopardize any such party’s lien upon or interest in the Secured Property or affect in any way the payment of any sums to be paid under the Loan Documents. Indemnitor shall give such security or assurances as may be reasonably required by State Farm to ensure compliance with the legal requirements pertaining to the Remedial Work (and payment of all costs, expenses, interest, and penalties in connection therewith) and to prevent any sale, forfeiture or loss of the Secured Property by reason of such nonpayment or noncompliance.
7.    Notice of Claims. Indemnitor shall give notice to State Farm of any claim, action, administrative proceeding (including, without limitation, informal proceedings), or other demand by any governmental agency or other third party involving matters which are the subject of indemnification pursuant to Paragraph 4 above at the time such claim or other demand first becomes known to Indemnitor. Receipt of any such notice shall not be deemed to create any obligation on State Farm to defend or otherwise respond to any claim or demand of which it receives notice. Any notice, consent, demand or approval that State Farm or Indemnitor may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address set forth below or at such other address as such intended recipient may from time to time by notice in writing designate to the sender pursuant hereto. Any such notice, consent or approval shall be deemed effective if given (a) by nationally recognized overnight courier for next day delivery one (1) business day after delivery to such courier; (b) by United States mail (registered or certified), two (2) business days after such communication is deposited in the mails; or (c) in person, when written acknowledgment of receipt thereof is given. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to State Farm by this Agreement is not required to be given.
(a)    If to State Farm:
State Farm Life Insurance Company
One State Farm Plaza
Bloomington, Illinois 61710
Attn: Corporate Law-Investments
Loan No. 14707
and
John R. Grier
The Grier Law Firm
1000 Hillgrove Avenue, Suite 250
Western Springs, IL 60558

(b)    If to Indemnitor:

RPT ELSTON PLAZA, LLC
c/o Deutsche Asset & Wealth Management
222 S. Riverside Plaza, Floor 34
Chicago, IL 60606
Attn: Anne-Marie Vandenberg

With a copy to:
ALSTON & BIRD
1201 West Peachtree Street

Atlanta, GA 30309
Attn: Jason Howard

State Farm’s failure to give a copy of any notice to Indemnitor’s counsel shall not invalidate any notice given to Indemnitor hereunder.
8.    Participation in Defense of Claims/Duty to Cooperate Notice of Claims. If for any reason, including, without limitation, foreclosure of the Mortgage by State Farm, State Farm becomes the owner of the Secured Property and any claim, action, administrative proceeding (including informal proceedings) or other demand is made by any governmental agency or other third party against State Farm involving Costs, Indemnitor shall cooperate with State Farm in any defense or other response to any such claim or other demand. Indemnitor shall have the right to participate in the defense or other response to any such claim or demand provided that State Farm shall have the right, but not the obligation, to direct and control the defense or response to any such claim or demand. Indemnitor’s right to participate in the defense or response to any such claim or demand shall not be deemed to limit or otherwise modify Indemnitor’s obligations under this Agreement. State Farm shall give notice to Indemnitor of any claim or demand governed by this Paragraph 8 at the time such claim or other demand first becomes known to State Farm.
9.    Subrogation of Indemnity Rights. If Indemnitor fail to perform its obligations under Paragraph 5 above and State Farm performs in its stead, State Farm shall be subrogated to any rights Indemnitor may have under any indemnifications from any present, future or former owners, tenants, or other occupants or users of the Secured Property (or any portion thereof) relating to the matters covered by this Agreement.
10.    Assignment by State Farm. No consent by Indemnitor shall be required for any assignment or reassignment of the rights of State Farm hereunder to one or more purchasers of the Loan or the Loan Documents, or any portion thereof.
11.    Merger, Consolidation, or Sale of Assets. In the event of a dissolution of Indemnitor or other disposition involving Indemnitor or all or substantially all of the assets of Indemnitor to one or more persons or other entities during the term of this Agreement, the surviving entity or transferee of such assets, as the case may be, shall deliver to State Farm an acknowledged instrument in recordable form assuming all covenants, agreements, responsibilities, liabilities and obligations of Indemnitor under this Agreement, and affirming Indemnitor continuing liability.
12.    Independent Obligations; Survival. The obligations of Indemnitor under this Agreement shall survive the consummation of the Loan transaction described above and the satisfaction of the Mortgage, whether by reason of the repayment of the Loan in full, the foreclosure of the Mortgage or State Farm’s acceptance of a deed in lieu of foreclosure of the Mortgage. Notwithstanding the prior sentence, Indemnitor’s liability will cease five (5) years after repayment of the Loan in full, but not in the event of the foreclosure of the Mortgage or State Farm’s acceptance of a deed in lieu of foreclosure of the Mortgage. The obligations of Indemnitor under this Agreement are separate and distinct from the obligations of Indemnitor under the Loan Documents. This Agreement may be enforced by State Farm without regard to any other rights and remedies State Farm may have against Indemnitor under the Loan Documents and without regard to any limitations on State Farm’s recourse as may be provided in the Loan Documents. Enforcement of this Agreement shall not be deemed to constitute an action for recovery of the Loan indebtedness nor for recovery of a deficiency judgment against Indemnitor following foreclosure of the Mortgage.
13.    Default Interest. Any Costs and other payments required to be paid by Indemnitor to State Farm under this Agreement which are not paid within ten (10) days following demand therefor shall thereupon be considered "Delinquent". In addition to all other rights and remedies of State Farm against Indemnitor as provided herein, or under applicable law, Indemnitor shall pay to State Farm, immediately upon demand therefor, Default Interest (as defined below) on any such payments which are or have become Delinquent. Default Interest shall be paid by Indemnitor from the date such payment becomes Delinquent through and including the date of payment of such Delinquent sums. As used herein, "Default Interest" shall be a per annum interest rate equal to the Default Rate (as defined in the Note).
14.    Miscellaneous. If any term of this Agreement or any application thereof shall be invalid, illegal, or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Indemnitor and State Farm and their respective successors and assigns, including, without limitation, any assignee of all or any portion of State Farm’s interest in (a) the Loan; or (b) the Loan Documents; provided, however any purchaser of State Farm’s ownership interest in the Secured Property following State Farm’s foreclosure or State Farm’s acceptance of a deed in lieu of foreclosure shall not be entitled to the benefits of, or permitted to enforce, this Agreement. The obligations of Borrower and Guarantor, if any, hereunder shall be joint and several. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, Indemnitor has caused this Agreement to be executed as of the day and year first above written.
RPT ELSTON PLAZA, LLC,
a Delaware limited liability company

By:   /s/ Kristin Strange
Name: Kristin Strange
Its:    Authorized Signatory

By:   /s/ Anne-Marie Vandenberg
Name: Anne-Marie Vandenberg
Its:    Authorized Signatory

STATE OF     Illinois            )
) to-wit:
COUNTY OF         Cook        )

Before me, a Notary Public in and for said state, personally appeared Kristin Strange and Anne-Marie Vandenberg each an Authorized Signatory of RPT ELSTON PLAZA, LLC, a Delaware limited liability company, who acknowledges that they did sign the foregoing instrument in their capacities set forth above of said company, and that the same is their free act and deed this 30th day of May, 2019.

/s/ Mary Lynn Godlewski
Notary Public

Commission Expiration:     02/02/2022